Exhibit 99.2

                           CONTRIBUTION AGREEMENT

      CONTRIBUTION AGREEMENT, dated as of November 23, 2005 (this "Contribution Agreement"), by and among Bravo! Foods International Corp., a Delaware corporation with headquarters located at 11300 U.S. Highway 1, Suite 202 North Palm Beach, FL (the "Company"), and the investors listed on the signature pages hereto (individually, an "Investor" and collectively, the "Investors").

      WHEREAS:

      A. The Company and each of the Investors is a party to the Securities Purchase Agreement (the "Securities Purchase"), dated as of the date hereof, by and among the Company and the investors listed on the signature pages thereto, including the Investors (the "Securities Purchase Agreement").

      B. The Company and each of the Investors desire to add provisions relating to contribution to the Securities Purchase Agreement.

      NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Contribution Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

            1. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

            2.  In addition to the provisions of Section 6.4(a), (b) and
(c) thereto, the following provision shall be applicable to the Company and each of the Investors as if the following provisions were contained in the Securities Purchase Agreement as Section 6.4(d) thereto:

                  (d) Contribution. If a claim for indemnification under Sections 6.4(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or


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            prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section
            6.4(c), any reasonable attorneys' or other reasonable out-of-pocket fees or expenses incurred by such party in connection with any Indemnification Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section, no Investor shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Investor from the sale of the Registrable Securities subject to the Indemnification Proceeding exceeds the amount of any damages that such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties. Notwithstanding anything to the contrary contained herein, no Investor shall be liable for any Losses pursuant to this Section 6.4, whether pursuant to indemnification or contribution, that is caused by any other Investor. .

            3. With respect to the Company and the Investors, this Contribution Agreement shall be deemed to be a part of and governed by the provisions of the Securities Purchase Agreement.

            4. This Contribution Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.


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      IN WITNESS WHEREOF, the parties hereto have caused this Contribution
Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                                       BRAVO! FOODS INTERNATIONAL CORP.


                                       By:  _______________________________
                                       Name:
                                       Title:


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                           Investor Signature Page
                           -----------------------

By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Contribution Agreement dated as of November 23, 2005 (the "Contribution Agreement") by and among Bravo! Foods International Corp. and the Investors (as defined therein), and authorizes this signature page to be attached to the Contribution Agreement or counterparts thereof.


                                       Name of Investor:


                                       By:  _______________________________
                                            Name:
                                            Title:


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